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                              LEASE
                           (COMMERCIAL)

Made the 1st day of April 1996.

BETWEEN
                  LIONSGATE REALTY HOLDINGS INC.
                                                 (the "Landlord")
- - -and-
                   STRATFORD ACQUISITION CORP.
                                                   (the "Tenant")

In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a Lease of the premises known municipally as UNIT 15 at 919 FRASER DRIVE, BURLINGTON, ONTARIO being 3,870 square feet more or less and outlined in Schedule A attached (the
"Premises").

1.   GRANT OF LEASE
(1)  The Landlord leases the Premises to the Tenant:
     (a)  at the Rent set forth in Section 2;
     (b)  for the Term set forth in Section 3; and
     (c) subject to the conditions and in accordance with the covenants, obligations and agreements herein.

(2) The Landlord covenants that he has the right to grant the leasehold interest in the Premises free from encumbrances except as disclosed on title.

2.   RENT
(1) Rent means the amounts payable by the Tenant to the Landlord pursuant to this Section and includes Additional Rent.

(2) The Tenant covenants to pay to the Landlord, during the Term of this Lease rent as follows:

     (a) during the first FOUR years of the Term, the sum of $13,545.00 per annum, payable monthly in advance in equal installments of $1,128.75 on the first day of each and every month, commencing the first day of the Term.

(3) The Tenant further covenants to pay all other sums required by this Lease to be paid by him and agrees that all amounts payable by the Tenant to the Landlord or to any other party pursuant to the provisions of this Lease shall be deemed to be additional rent ("Additional Rent") whether or not specifically designated as such in this Lease.

Subject to the provisions of paragraph 6(a) herein

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(4)  The Landlord and the Tenant agree that, subject to the provisions of paragraph 6(a) herein, it is their mutual intention that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not, during the Term of this Lease, be required to make any payments in respect of the Premises other than charges of a kind personal to the Landlord (such as income and estate taxes and mortgage payments):

     (a) and to effect the said intention of the parties the Tenant promises to pay the following expenses related to the Premises as Additional Rent;

          (i)       business taxes and licenses;
          (ii) utilities (including but not limited to gas, electricity, water, heat, air-conditioning);
          (iii) services supplied to the Premises, provided that this does not in any way oblige the Landlord to provide any services, unless otherwise agreed in this Lease;
          (iv)      property taxes and rate, duties and
          assessments;
          (v)       maintenance;
          (vi)      insurance premiums;
          (vii) sales tax, and any other taxes imposed on the Landlord respecting the Rent;
          (viii) all other charges, impositions, costs and expenses of every nature and kind whatsoever;

     (b) and if any of the foregoing charges are invoiced directly to the Tenant, the Tenant shall pay same as and when they become due and shall produce proof of payment to the Landlord immediately if requested to do so;

          (i) but the Tenant may contest or appeal any such charges at the Tenant's own expense;

     (c) and the Tenant hereby agrees to indemnify and protect the Landlord from any liability accruing to the Landlord in respect of the expenses payable by the Tenant as provided for herein;

     (d) and if the Tenant fails to make any of the payments required by this Lease then the Landlord may make such payments and charge to the Tenant as Additional Rent the amounts paid by the Landlord;

          (i) and if such charges are not paid by the Tenant on demand the Landlord shall be entitled to the same remedies and may take the same steps for recovery of the unpaid charges as in the event of Rent in arrears.

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     (e)  and if the Tenant enjoys the use of any common areas
and facilities not included in the Premises, the Tenant shall pay his proportionate share of the foregoing expenses relating to such common areas and facilities.

(5) Additional Rent shall be payable in monthly installments in advance on the same dates stipulated for payment of Rent in
Section 2(2) and the Landlord shall at least once each year provide the Tenant with a statement providing such information as may be required to calculate accurately the amounts payable the Tenant as Additional Rent:

     (a) prior to the first such statement being delivered the payments of Additional Rent shall be based on the Landlord's estimate of the expenses chargeable to the Tenant;

     (b) in the event that any such statement indicates that the amounts paid by the Tenant for Additional Rent are either more or less than the amount required pursuant to the statement then an adjusting statement shall be delivered within thirty days;

          (i) and if the Tenant has overpaid in respect of Additional Rent the adjustment may be made by way of reduction of the next ensuing instalment of Rent subject to the Landlord's prior written approval.

     (c) Notwithstanding anything contained herein to the contrary, the landlord hereby confirms that during the calendar year 1996 only the Tenant's share of Additional Rent payable to the Landlord shall be no greater that $625.65 per month (based upon $1.94/sq. ft./year).

(6) All payments to be made by the Tenant pursuant to this Lease shall be delivered to the Landlord at the Landlord's address for service set out in Section 15 or to such other place as the Landlord may from time to time direct in writing.

(7) The Tenant agrees to pay in advance to the Landlord at the commencement of the Term the first and last month's Rent payable under Section 2(2) of this Lease. The Landlord hereby acknowledges receipt of a deposit in the amount of $3,754.43 to be applied as follows:

     (a) firstly, the amount of $1,877.21 to be applied against payment of the Rent for the month of April 1996;

     (b) secondly, the balance being $1,877.22 to be applied against the payment of the Rent owing for the last month of the Term or any extension thereof.

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(8)  All Rents in arrears and all sums paid by the Landlord for expenses incurred which should have been paid by the Tenant shall bear interest from the date payment was due, or made, or expense incurred at a rate per annum equal to the prime commercial lending rate of the Landlord's bank plus five (5) per cent. The Tenant shall pay a fee of $35.00 for any cheque returned unpaid by the Landlord's bank for any reason whatsoever.

(9) The Tenant acknowledges and agrees that the payments of Rent and Additional Rent provided for in this Lease shall be made without any deduction for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing; and

     (a) no partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of Rent owing and shall not prejudice the Landlord's right to recover any Rent owing.

(10) The Tenant hereby covenants to deliver post-dated rent cheques as the Landlord may from time to time demand to the Landlord within 2 business days of said demand thereof.

3.   TERM AND POSSESSION

(1) The Tenant shall have possession of the Premises for a period of FOUR (4) years, commencing on the 1st day of April 1996 and ending on the 31st day of March 2000, (the "Term").

(2) Subject to the Landlord's rights under this Lease, and as long as the Lease is in good standing the Landlord covenants that the Tenant shall have the quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

(3) If the Tenant fails to take possession of the Premises or to open for business on or before the date specified for commencement of the Term of this Lease, the Landlord shall, in addition to any other remedies, have the right to terminate this Lease upon 24 hours written notice to the Tenant, and to recover from the Tenant the cost of all work done by the Landlord on behalf of the Tenant.

(4) If the Tenant is in good standing during the Term of this Lease he shall have the option to renew this Lease for a further term of FIVE (5) years on the terms and conditions contained in the Landlord's then current standard form of Lease, save and except for the rental rate which shall be subject to negotiation between the Landlord and Tenant and further right to renew. If the Tenant is desirous of exercising this option he shall notify the Landlord prior to the 30th of September, 1999 otherwise the
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option to renew shall be null and void and be of no further force or effect. The rental rate for the option term shall be at then current rates and if the Landlord and Tenant are unable to agree upon a rental rate within 2 months prior to termination of the Term then expiring the rental rate shall be determined by arbitration.

4.   ASSIGNMENT

(1) The Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless he first obtains the consent of the Landlord in writing, which consent shall not unreasonably be withheld:

     (a) and the Tenant hereby waives his right to the benefit of any present or future Act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sublet the Premises without the Landlord's consent.

(2) The consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting.

(3) Any consent granted by the Landlord shall be conditional upon the assignee, sublessee or occupant executing a written agreement directly with the Landlord agreeing to be bound by all the terms of this Lease as if the assignee, sublessee or occupant had originally executed this Lease as Tenant.

(4) Any consent given by the Landlord to any assignment or other disposition of the Tenant's interest in this Lease or in the Premises shall not relieve the Tenant from his obligations under this Lease, including the obligation to pay Rent and Additional Rent as provided for herein.

(5) If the party originally entering into this Lease as tenant, or any party who subsequently becomes the Tenant by way of assignment or sublease or otherwise as provided for in this Lease, is a corporation then:

     (a) the Tenant shall not be entitled to deal with its authorized or issued capital or that of an affiliated company in any way that results in a change in the effective voting control of the Tenant unless the Landlord first consents in writing to the proposed change;

     (b) if any change is made in the control of the Tenant corporation without the written consent of the Landlord then the Landlord shall be entitled to treat the Tenant as being in default and to exercise the remedies stipulated in paragraph 10(2) of this Lease and any other remedies available in law;


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     (c)  the Tenant agrees to make available to the Landlord or his authorized representatives the corporate books and records of the Tenant for inspection at reasonable times provided that the Tenant shall not be required to produce its financial records.

5.   USE

(1) During the Term of this Lease the Premises shall not be used for any purpose other that General Industrial Uses without the express consent of the Landlord given in writing.

(2) The Tenant shall not do or permit to be done at the Premises anything which may:

     (a)  constitute a nuisance;
     (b)  cause damage to the Premises;
     (c) cause injury or annoyance to occupants of neighbouring premises;
     (d)  make void or voidable any insurance upon the Premises;
     (e) constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.

6.   REPAIR AND MAINTENANCE

(1) The Tenant covenants that during the term of this Lease and any renewal thereof the Tenant shall keep in good condition the Premises including all alterations and additions made thereto, and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner:

     (a) but the Tenant shall not be liable to effect repairs attributable to reasonable wear and tear, or to damage caused by fire, lightening or storm.

(2) The Tenant shall permit the Landlord or a person authorized by the Landlord to enter the Premises to examine the condition thereof and view the state of repair at reasonable times:

     (a) and if upon such examination repairs are found to be necessary, written notice of the repairs shall be given to the Tenant by or on behalf of the Landlord and the Tenant shall make the necessary repairs within the time specified in the notice;

     (b) and if the Tenant refuses or neglects to keep the Premises in good repair the Landlord may, but shall not be obliged to, make any necessary repairs, and shall be permitted to enter the Premises, by himself or his servants or agents, for the purpose of effecting the repairs without being liable to the Tenant for any loss, damage or inconvenience to the Tenant in connection with the Landlord's entry and repairs;


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     (i)  and if the Landlord makes repairs the Tenant shall pay the cost of them immediately as Additional Rent.

(3) Upon expiry of the Term or other determination of this Lease the Tenant agrees peaceably to surrender the Premises, including any alterations or additions made thereto, to the Landlord in a state of good repair, reasonable wear and tear and damage by fire, lightening and storm only excepted.

(4) The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the premises from any cause.

7.   ALTERATIONS AND ADDITIONS

(1) If the Tenant, during the Term of this Lease or any renewal of it, desires to make any alterations or additions to the Premises, including but not limited to: erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment of the Tenant's business, the Tenant may do so at his own expense, at any time and from time to time, if the following conditions are met:

     (a) before undertaking any alteration or addition the Tenant shall submit to the Landlord a plan showing the proposed alterations or additions and the Tenant shall not proceed to make any alteration or addition unless the Landlord has approved the plan, and the Landlord shall not unreasonably or arbitrarily withhold his approval;

          (i) and items included in the plan which are regarded by the Tenant as "Trade Fixtures" shall be designated as such on the plan;

     (b) any and all alterations or additions to the Premises made by the Tenant must comply with all applicable building code standards and by-laws of the municipality in which the Premises are located.

(2) The Tenant shall be responsible for and pay the cost of any alterations, additions, installations or improvements that any governing authority, municipal, provincial or otherwise, may require to be made in, on or to the Premises.

(3) No sign, advertisement or notice shall be inscribed, painted or affixed by the Tenant, or any person on the Tenant's behalf, on any part of the inside or outside of the building in which the Premises are located unless the sign, advertisement or notice has been approved in every respect by the Landlord.



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(4)  All alterations and additions to the Premises made by or on behalf of the Tenant, other than the Tenant's Trade Fixtures, shall immediately become the property of the Landlord without compensation to the Tenant.


(5) The Tenant agrees, at his own expense and by whatever means may be necessary, immediately to obtain the release or discharge of any encumbrance that may be registered against the Landlord's property in connection with any additions or alterations to the Premises made by the Tenant or in connection with any other activity of the Tenant.

(6) If the Tenant has complied with his obligations according to the provisions of this Lease, the Tenant may remove his Trade Fixtures at the end of the Term or other termination of this Lease and the Tenant covenants that he will make good and repair or replace as necessary any damage caused to the Premises by the removal of the Tenant's Trade Fixtures.

(7) Other than as provided in paragraph 7(6) above, the Tenant shall not, during the term of this Lease or anytime thereafter remove from the Premises any Trade Fixtures or other goods and chattels of the Tenant except in the following circumstances:

     (a)  the removal is in the ordinary course of business;
     (b) the Trade Fixture has become unnecessary for the Tenant's business or is being replaced by a new or similar Trade Fixture; or
     (c)  the Landlord has consented in writing to the removal;

but in any case the Tenant shall make good any damage caused to the Premises by the installation or removal of any Trade
Fixtures, equipment, partitions, furnishings and any other objects whatsoever brought onto the Premises by the Tenant.

(8) The Tenant shall, at his own expense, if requested by the Landlord, remove any or all additions or improvements made by the Tenant to the Premises during the Term and shall repair all damage caused by the installation or the removal or both.

(9) The Tenant shall not bring onto the Premises or any part of the Premises any machinery, equipment or any other thing that might in the opinion of the Landlord, by reason of its weight, size or use, damage the Premises or overload the floors of the Premises;

     (a) and if the Premises are damaged or overloaded the Tenant shall restore the Premises immediately or pay to the Landlord the cost of restoring the Premises.


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8.   INSURANCE

(1) During the Term of this Lease and any renewal thereof the Landlord shall maintain with respect to the Premises, insurance coverage insuring against:

     (a) loss or damage by fire, lightening, storm and other perils that may cause damage to the Premises or the property of the Landlord in which the Premises are located as are commonly provided for as extended perils coverage or as may be reasonably required and obtained by the Landlord;

          (i) and the insurance policy shall provide coverage on a replacement cost basis in an amount sufficient to cover the cost of all signs and leasehold improvements;

     (b) liability for bodily injury or death or property damage sustained by third parties up to such limits as the Landlord in his sole discretion deems advisable;

     (c) rental income protection insurance with respect to fire and other perils to the extent of one year's Rent payable under this Lease;

          (i) but such insurance and any payment of the proceeds thereof to the Landlord shall not relieve the Tenant of its obligations to continue to pay rent during any period of rebuilding, replacement, repairing or restoration of the Premises except as provided in
          Section 9.

(2) The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting or assignment of same or any part thereof, and the Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises occasioned by or arising from the act, default, or negligence of the tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees:

     (a) and the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

(3)  Paragraph Intentionally Deleted.





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(4)  The Tenant shall carry insurance in his own name insuring against the risk of damage to the Tenant's property within the Premises caused by fire or other perils and the policy shall provide for coverage on a replacement cost basis to protect the Tenant's stock-in-trade, equipment, Trade Fixtures, decorations and improvements.

(5) The Tenant shall carry public liability and property damage insurance in which policy the Landlord shall be named insured and the policy shall include a cross-liability endorsement;


     (a) and the Tenant shall provide the Landlord with a copy of the policy.

9.   DAMAGE TO THE PREMISES

(1) If the Premises or the building in which the Premises are located, are damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

     (a) if the damage or destruction renders the Premises unfit for occupancy and impossible to repair or rebuild using reasonable diligence within 120 clear days from the happening of such damage or destruction, then the Term hereby granted shall cease from the date the damage or destruction occurred, and the Tenant shall immediately surrender the remainder of the term and give possession of the premises to the Landlord, and the Rent from the time of the surrender shall abate;

     (b) if the Premises can with reasonable diligence be repaired and rendered fit for occupancy within 120 days from the happening of the damage or destruction, but the damage renders the Premises wholly unfit for occupancy, then the rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, and the Landlord shall repair the Premises with all reasonable speed, and the Tenant's obligation to pay Rent shall resume immediately after the necessary repairs have been completed;

     (c) If the leased Premises can be repaired within 120 days as aforesaid, but the damage is such that the leased Premises are capable of being partially used, then until such damage has been repaired, the Tenant shall continue in possession and the rent shall abate proportionally.

(2) Any question as to the degree of damage or destruction or the period of time required to repair or rebuild shall be determined by an architect retained by the Landlord.




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(3)  Apart from the provisions of Section 9(1) there shall be no abatement from or reduction of the Rent payable by the Tenant, nor shall the Tenant be entitled to claim against the Landlord for any damages, general or special, caused by fire, water, sprinkler systems, partial or temporary failure or stoppage of services or utilities which the Landlord is obliged to provide according to this Lease, from any cause whatsoever.

10.  ACT OF DEFAULT AND LANDLORD'S REMEDIES

(1)  An Act of Default has occurred when:

     (a) the Tenant has failed to pay Rent for a period of 15 consecutive days, regardless of whether demand for payment has been made or not;

     (b) the Tenant has breached his covenants or failed to perform any of his obligations under this Lease; and

          (i) the Landlord has given notice specifying the nature of the default and the steps required to correct it; and
          (ii) the Tenant has failed to correct the default as required by the notice;

     (c)  the Tenant has;

          (i) become bankrupt or insolvent or made an assignment for the benefit of Creditors;
          (ii)      had its property seized or attached in
                    satisfaction of a judgment;
          (iii)     had a receiver appointed;
          (iv) committed any act or neglected to do anything with the result that a Construction Lien or other encumbrance is registered against the Landlord's property;
          (v) without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sales Act applies;
          (vi) taken action if the Tenant is a corporation, with a view to winding up, dissolution or liquidation;

     (d) any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums;

     (e)  the Premises;

          (i) become vacant or remain unoccupied for a period of 30 consecutive days; or

          (ii)      are not open for business on more than thirty
                    (30) business days in any twelve (12) month period or on any twelve (12) consecutive business days;
          (iii) are used by any other person or persons, or for any other purpose than as provided for in this Lease without the written consent of the Landlord.

(2) When an Act of Default on the part of the Tenant has occurred:

     (a) the current month's rent together with the next three months' rent shall become due and payable immediately; and

     (b) the Landlord shall have the right to terminate this Lease and to re-enter the Premises and deal with them as he may choose.

(3) If, because an Act of Default has occurred, the Landlord exercises his right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liable for payment of Rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord:

     (a) and the Tenant agrees to be liable to the Landlord, until the end of the Term of this Lease for payment of any difference between the amount of Rent hereby agreed to be paid for the Term hereby granted and the Rent any new tenant pays to the Landlord.

(4) The Tenant covenants that notwithstanding any present or future Act of the Legislature of the Province of Ontario, the personal property of the tenant during the term of this Lease shall not exempt from levy by distress for Rent in arrears:

     (a) and the Tenant acknowledges that it is upon the express understanding that there should be no such exemption that this Lease is entered into, and by executing this Lease:

          (i) the Tenant waives the benefit of any such legislative provisions which might otherwise be available to the Tenant in the absence of this agreement; and
          (ii) the Tenant agrees that the Landlord may plead this covenant as an estoppel against the Tenant if an action is brought to test the Landlord's right to levy distress against the Tenant's property.

(5) If, when an Act of Default has occurred, the Landlord chooses not to terminate the lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify and or all Acts of Default of the Tenant and to charge the costs of such rectification to the Tenant and to recover the costs as Rent.

(6) If, when an Act of Default has occurred, the Landlord chooses to waive his right to exercise the remedies available to him under this Lease or at the law the waiver shall not constitute condonation of the Act of Default, nor shall the waiver be pleaded as an estoppel against the Landlord to prevent his exercising his remedies with respect to the subsequent Act of
Default:

     (a) No covenant, term, or condition of this Lease shall be deemed to have been waived by the Landlord unless the waiver is in writing and signed by the Landlord.

11.  TERMINATION UPON NOTICE AND AT END OF TERM

(1)  Paragraph Intentionally Deleted.

(2)  Paragraph Intentionally Deleted.

(3) The Tenant agrees to permit the Landlord during the last three months of the Term of this Lease to display "For Rent" or "For Sale" signs or both at the Premises and to show the Premises to prospective new tenants or purchasers and to permit anyone having written authority of the Landlord to view the Premises at reasonable hours. Twenty-four hours notice must be given to the Tenant prior to any and all appointments to view the Premises.

(4) If the Tenant remains in possession of the Premises after termination of this Lease as aforesaid and if the Landlord then accepts rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of Rent by the Landlord shall create an automatic renewal of this Lease and the tenancy shall remain subject to all the terms and conditions of this Lease except as follows:

     (a) The Term shall be extended for a period of One Year from the termination date of the term then expiring (the
"Extended Term").

     (b) The Landlord only shall have the right to terminate the tenancy during the Extended Term by giving the Tenant 30 days written notice.

     (c) The Rental Rate during the Extended Term shall be 110% of the rental rate as calculated during the last year of the Term then expiring.

12.  ACKNOWLEDGEMENT BY TENANT

(1) The Tenant agrees that he will at any time or times during the term, upon being given at least forty-eight (48) hours prior written notice, execute and deliver to the Landlord a statement in writing certifying:

     (a) that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and confirming that the Lease is in full force and effect as modified;
     (b)  the amount of Rent being paid;
     (c)  the dates to which Rent has been paid;
     (d) other charges payable under this Lease which have been paid;

     (e) particulars of any prepayment of rent or security deposits; and
     (f)  particulars of any subtenancies.

13.  SUBORDINATION AND POSTPONEMENT

(1) This Lease and all the rights of the Tenant under this Lease are subject and subordinate to any and all charges against the land, buildings or improvements of which the Premises form part, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or re-financing, including extensions or renewals, of the Landlord's interest in the property.

(2) Upon the request of the Landlord the Tenant will execute any form required to subordinate this Lease and the Tenant's rights to any such charge, and will, if required, attorn to the holder of the charge.

(3) No subordination by the Tenant shall have the effect of permitting the holder of any charge to disturb the occupation and possession of the Premises by the Tenant as long as the Tenant performs his obligations under this Lease.

14. RULES AND REGULATIONS

The Tenant agrees on behalf of itself and all persons entering the Premises with the Tenant's authority or permission to abide by such reasonable rules and regulations that form part of this Lease and as the Landlord may make from time to time.

15. NOTICE

(1) Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given to the:

     (a)  Landlord at:
93 Dundas Street East, Suite 115, Mississauga, Ontario L5A 1W7
Attn: Jay Rolin Telephone: (905) 276-3143 Fax: (905) 276-5903

     (b)  Tenant at the Premises.

(2)  The above addresses may be changed at any time by giving ten
(10) days written notice.

(3) Any notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is served personally or seventy-two (72) hours after mailing if the notice is mailed.

16.  REGISTRATION

     The Tenant shall not at any time register notice of or a copy of this Lease on title to the property of which the premises form part without consent of the Landlord.

17.  INTERPRETATION

(1) The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

(2) Unless the context otherwise requires, the word "Landlord" and the word "Tenant" wherever used herein shall be construed to include the executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

(3) When there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

In Witness of the foregoing covenants the Landlord and the Tenant have executed this Lease.

18.  ACKNOWLEDGEMENT

     The Landlord acknowledges that all of the chattels, material and personal property in or about the Premises is not the property of the Tenant and is the property of J.S. Consultants and/or Jan Sulkiewicz.

In Witness of the foregoing covenants the Landlord and the Tenant have executed this Lease.

Witness:




_______________________________    ________________________________
                                   Landlord

Witness:



_______________________________    ________________________________
                                   Tenant

                            SCHEDULE A
to Lease made between

                  LIONSGATE REALTY HOLDINGS INC.
                                                     the Landlord
and
                   STRATFORD ACQUISITION CORP.
                                                       the Tenant

1. The Tenant shall have the exclusive use of four (4) parking spaces as outlined on the plan attached hereto. in accordance with same, the Tenant may at his own cost designate those parking spaces as reserved for his own use and will not hold the Landlord responsible in the event that others may park in those designated spots illegally. The Landlord shall give prior approval of the method of designation for the parking spaces and may from time to time demand the alteration of the Tenant's method of designation of the parking spaces.

2. The Landlord hereby warrants that on the commencement date of this Lease the existing HVAC, electrical and plumbing systems shall be fully operational. The Tenant hereby covenants that he will maintain these systems during the term of this Lease and any extension thereof as would a prudent owner and upon termination of the Lease the systems and any additions and/or modifications thereof shall be fully operational, reasonable wear and tear excluded, as indicated in the Lease.

3. The Landlord covenants that at his own cost will clean out the existing wooden garbage bin enclosure behind the premises and instruct the waste removal carrier to place the garbage bin inside the enclosure.

   SCHEDULE OF RULES AND REGULATIONS FORMING PART OF THIS LEASE

This schedule is for a large building in which the Tenant is one of many Tenants.

The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in this Lease):

1. The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed or used by the Tenant, his agents, servants, contractors, invitees or employees for any purpose other than access to and from the Premises.

2.   Paragraph Intentionally Deleted.

3. The toilets, sinks, drains, washrooms and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances, such as chemicals, solvents, noxious liquids or pollutants shall be thrown therein, and any damage resulting to them from misuse shall be borne by the Tenant by whom or by whose employees, agents, servants, contractors or invitees the damage was caused.

4.   Paragraph Intentionally Deleted.

5. The Tenant shall not perform any acts or carry on any activity which may damage the Premises or the common areas or be a nuisance to any other tenant.

6. No animals or birds shall be brought into the building or kept on the Premises.

7. The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings or floors of the Premises. No wires, pipes or conduits shall be installed in the Premises without prior written approval of the Landlord. No broadloom or carpeting shall be affixed to the Premises by means of a non-soluble adhesive or similar products.

8. No one shall use the Premises for sleeping apartments or residential purposes, for the storage of personal effects or articles other than those required for business purposes, or for any illegal purpose.

9. The Tenant shall not use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, public address systems, sound amplifiers, radio, broadcast or television apparatus within the building which is in any manner audible or visible outside the Premises.

10.  Paragraph Intentionally Deleted.

11.  Paragraph Intentionally Deleted.

12. No inflammable oils or other inflammable, toxic, dangerous or explosive materials shall be kept or permitted to be kept in or on the Premises.

13.  Paragraph Intentionally Deleted.

14. Nothing shall be placed on the outside of windows or projections of the Premises. No air-conditioning equipment shall be placed at the windows of the Premises without the consent in writing of the Landlord.

15.  Paragraph Intentionally Deleted.

16.  Paragraph Intentionally Deleted.

17. Canvassing, soliciting and peddling in the building is prohibited.

18. The Tenant shall first obtain in writing the consent of the Landlord to any alteration or modification to the electrical system in the Premises and all such alterations and modifications shall be completed at the Tenant's expense by an electrical contractor acceptable to the Landlord.

19. The Tenant shall first obtain in writing the consent of the Landlord to the placement by the Tenant or any garbage containers or receptacle outside the Premises or building.

20. The Tenant shall not install or erect on or about the Premises television antennae, communications towers, satellite dishes or other such apparatus.

21. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the Tenant, his employees, agents, servants, contractors or invitees. The Landlord may from time to time waive any of such rules and regulations as applied to particular tenants and is not liable to the Tenant for breaches thereof by other tenants.